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                                                                 Exhibit 8(a)(i)

                                                        DATED:  NOVEMBER 8, 1995


                        SCHEDULE A TO CUSTODY AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                          THE BANK OF CALIFORNIA, N.A.
                             DATED OCTOBER 18, 1991


-  Parkstone Prime Obligations Fund
-  Parkstone U.S. Government Obligations Fund
-  Parkstone Tax-Free Fund
-  Parkstone Equity Fund
-  Parkstone High Income Equity Fund
-  Parkstone Small Capitalization Fund
-  Parkstone Bond Fund
-  Parkstone Municipal Bond Fund
-  Parkstone Limited Maturity Bond Fund
-  Parkstone Intermediate Government Obligations Fund
-  Parkstone Michigan Municipal Bond Fund
-  Parkstone Balanced Fund
-  Parkstone U.S. Government Income Fund
-  Parkstone International Discovery Fund
-  Parkstone Treasury Fund
-  Parkstone Municipal Investor Fund
-  Parkstone Large Capitalization Fund


                                         THE PARKSTONE GROUP OF FUNDS


                                         By:   /s/ GEORGE LANDRETH
                                             -------------------------
                                             George R. Landreth
                                             President


                                         THE BANK OF CALIFORNIA, N.A.


                                         By:  /s/ MARY FOWLER
                                             -------------------------

                                         Title: Vice President
                                                ----------------------